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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) November 18, 1996
                                                        -----------------

                             Cali Realty Corporation
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             (Exact name of registrant as specified in its charter)


     Maryland                      1-13274                  22-3305147
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(state or other jurisdiction      (Commission               (IRS Employer
   or incorporation)               File Number)         Identification Number)


                  11 Commerce Drive, Cranford, New Jersey 07016
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        Registrant's telephone number, including area code (908) 272-8000
                                                           --------------


                                       N/A
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          (Former name or former address, if changed since last report)


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ITEM 5.  OTHER EVENTS

     Pursuant to an Underwriting Agreement (the "Underwriting Agreement"), dated November 18, 1996, between Cali Realty Corporation ("Cali") and Prudential Securities Incorporated ("Prudential"), Cali sold 15,250,000 shares of its common stock, par value $.01 per share, to the public for a purchase price of $26.625 per share or $406,031,250 in the aggregate. After underwriting discounts and commissions, net proceeds to Cali will be $25.225 per share or $384,681,250 in the aggregate.

     The foregoing description of the Underwriting Agreement is not intended to be complete and is qualified in its entirety by the complete text of such document which is attached hereto as Exhibit 1.1 and incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

EXHIBIT NO.  DESCRIPTION

1.1 Underwriting Agreement, dated November 18, 1996, between Cali Realty Corporation and Prudential Securities Incorporated.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             CALI REALTY CORPORATION

                                             By:   /s/ Barry Lefkowitz
                                                 ------------------------------
                                                 Name: Barry Lefkowitz
                                                 Title: Vice President - Finance
                                                        and Chief Financial
                                                        Officer

Date: November 20, 1996


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                                  EXHIBIT INDEX

                                                                 Sequentially
Exhibit No.    Description                                       Numbered Page
-----------    -----------                                       -------------

1.1            Underwriting Agreement, dated November 18, 1996,        5
               between Cali Realty Corporation and Prudential
               Securities Incorporated


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